Exhibit 23.1

[Letterhead of Wolf & Company, P.C]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SI Financial Group, Inc. Registration Statement Nos. 333-119685 and 333-125659 on Forms S-8 of our report dated March 26, 2007 relating to the consolidated financial statements of SI Financial Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 26, 2007